Exhibit 99.77Q-1

June 26, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Asset Management Fund, which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds’ Form N-SAR report dated June 26, 2014. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Chicago, IL

June 26, 2014

PricewaterhouseCoopers LLP, One North Wacker Drive Chicago, IL 60606
T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us